Exhibit 99.1
Sema4 Announces Chief Financial Officer Transition Plan

Appoints Richard Miao, Sema4’s Deputy Chief Financial Officer, as interim Chief Financial Officer

Reiterates the financial guidance provided on May 12, 2022

STAMFORD, CT — June 14, 2022 — Sema4 (Nasdaq: SMFR), an AI-driven genomic and clinical data intelligence platform company, today announced its Chief Financial Officer (CFO), Isaac Ro, will be leaving the company on August 9, 2022. Effective immediately, Richard Miao, Sema4’s Deputy CFO, will serve as interim CFO while the company conducts a search for a permanent CFO. Mr. Ro will provide consulting services to Sema4 for six months to facilitate a smooth transition of responsibilities.

“We are extremely thankful for Isaac’s leadership and experience as he helped guide Sema4’s evolution into a publicly traded company, build a strong finance team, and close the acquisition of GeneDx," said Katherine Stueland, Chief Executive Officer of Sema4. “We offer Isaac our deepest gratitude and we wish him continued success in his next endeavor.”

Ms. Stueland continued: “As we look to our next phase of commercial growth and continuing on the path to profitability, we remain committed to further accelerating precision medicine as the standard of care. We look forward to welcoming a new CFO who will help us further drive our goals and mission.”

“Sema4 has grown rapidly over the past eighteen months and has evolved into an industry-leading health intelligence company,” said Mr. Ro. “Looking forward, there are significant growth opportunities across many disease areas as well as a path to profitability for Sema4. I am honored to have helped lead the company’s transformation and am excited about the prospects of the business.”

Mr. Miao has more than 18 years of experience in Corporate Finance across multiple growth industries and will report directly to Ms. Stueland in his interim role.

Mr. Ro’s departure is not related to any disagreement with the company’s accounting principles or practices or financial statement disclosures. The company has engaged Russell Reynolds to conduct the search for Mr. Ro’s permanent replacement.

About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis™, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2022 financial guidance, our expectations for our growth and future investment in our business, and our expectations of the anticipated benefits and synergies of the recently completed GeneDx acquisition. These

Exhibit 99.1
forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) the risk that the anticipated benefits of the GeneDx acquisition may not be fully realized, if at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com